Exhibit 99.2
AGREEMENT
This Agreement (this “Agreement”) is made and entered into as of February 25, 2008, by and between Sybase, Inc. (the “Company” or “Sybase”), and the entities listed on Schedule A hereto (collectively, the “Sandell Group”) (each of the Company and the Sandell Group, a “Party” to this Agreement, and collectively, the “Parties”).
RECITALS
     A. Of the outstanding common stock of the Company, par value $0.001 per share (the “Common Stock”), the Sandell Group beneficially owns, in the aggregate, 5,407,300 shares (the “Share Amount”), and, through its affiliate Castlerigg Master Investments, Ltd., had previously delivered a notice of intent to nominate three directors for election to the Sybase Board of Directors (the “Sybase Board”) and indicated that it intends to initiate a proxy solicitation in respect thereof (the “Proxy Solicitation”);
     B. The Parties have agreed that the Sandell Group shall withdraw its nominees to the Sybase Board and terminate the Proxy Solicitation and that the Sandell Group will not present any nominees or proposals at the Company’s 2008 Annual Meeting of Stockholders (including any adjournment or postponement thereof, the “2008 Annual Meeting”);
     C. The Sandell Group has agreed to certain additional restrictions on its activities and obligations with respect to the Company prior to the end of the Standstill Period (as defined below) and to vote in favor of the Company’s nominees for directors at the 2008 Annual Meeting and the Company’s 2009 Annual Meeting of Stockholders (the “2009 Meeting”);
     D. The Company has agreed to conduct a “Dutch auction” self-tender offer to purchase $300,000,000 worth of Common Stock (the “Tender Offer”) as promptly as practicable after the date hereof, and the Company’s existing authorization to repurchase approximately $82.9 million of Common Stock will remain outstanding (the “Existing Authorization”).
     E. The Company and the Sandell Group desire, in connection with the foregoing, to make certain covenants and agreements with one another pursuant to this Agreement.
     NOW THEREFORE, in consideration of the covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
1. Upon issuance of the press release referred to in Section 8, the Sandell Group withdraws its nomination of Nick Graziano, John S. McFarlane and Jonathan R. Macey (the “Sandell Nominees”) for election at the 2008 Annual Meeting, and withdraws and terminates the Proxy Solicitation. The Sandell Group shall take any actions necessary to terminate the Proxy Solicitation.
2. As promptly as practicable following the date hereof, the Company will conduct and complete the Tender Offer. The Tender Offer shall provide for a purchase in the range of $28 to $30, and shall have an initial expiration date no later than April 15, 2008. The Existing Authorization will remain outstanding after

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the date hereof, and the Company shall use its reasonable best efforts to complete the repurchases in the amount of the Existing Authorization prior to the completion of Company’s 2009 Annual Meeting.
3. No matter shall be presented for a vote at the 2008 Annual Meeting by the Company other than re-election of incumbent directors and the ratification of auditors. The Sandell Group will cause all shares of Common Stock beneficially owned by it and its controlled affiliates to be present for quorum purposes and to be voted at the 2008 Annual Meeting and 2009 Meeting, (a) in favor of election of the nominees recommended by the Company’s Board of Directors (the “Board Nominees”) at the 2008 Annual Meeting and at the 2009 Annual Meeting; and (b) against any nominee that is not recommended by Company’s Board of Directors at the 2008 Annual Meeting and at the 2009 Annual Meeting. For purposes of this Agreement, “affiliate” has the meaning set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
4. During the period (the “Standstill Period”) commencing with the execution of this Agreement and ending on the earlier to occur of (a) the completion of the 2009 Annual Meeting, and (b) a material breach by the Company of its obligations under this Agreement, neither the Sandell Group nor any of its controlled affiliates shall, without the prior written consent of the Company:
          (a) effect or seek to effect (including, without limitation, by entering into any discussions, negotiations, agreements or understandings with any third person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof), or rights or options to acquire any securities (or beneficial ownership thereof), if as a result thereof the Sandell Group would beneficially own, together with its controlled affiliates, or any 13D Group (as defined below) in which it participates, in excess of the Share Amount in the aggregate, or any assets, business, subsidiary or division of the Company or any of its subsidiaries, (ii) any tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries, or (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; provided, however, that nothing herein shall limit the ability of the Sandell Group to (A) transfer any securities of the Company pursuant to the terms of Section 5 hereof or (B) enter into any swap or other arrangement whereby it acquires the economic consequences of ownership of the Common Stock without also acquiring any of the voting or other rights, privileges or powers associated with the ownership of the underlying Common Stock;
          (b) other than as provided in this Agreement, seek or propose to influence or control the management or the policies of the Company or to obtain representation on the Sybase Board, directly or indirectly engage in any activities in opposition to the recommendation of the Sybase Board (including the recommendation of the Board Nominees at the 2008 Annual Meeting and the 2009 Annual Meeting), submit any proposal (whether pursuant to Rule 14a-8 or otherwise) or nomination of a director or directors for stockholder action, or solicit, or encourage or in any way participate in the solicitation of, any proxies or consents with respect to any voting securities of the Company; provided, however, that the foregoing shall not prohibit the Sandell Group from (i) making public statements (including statements contemplated by Rule 14a-1(l)(2)(iv) under the Exchange Act), or (ii) engaging in discussions with other stockholders (so long as the Sandell Group does not seek directly or indirectly, either on its own or another’s behalf, the power to act as proxy for a security holder and does not furnish or otherwise request, or act on behalf of a person who furnishes or requests, a form of revocation, abstention, consent or authorization, and such discussions are in compliance with subsection (d) hereof) (clause (i) and (ii), together, “Permitted Actions”) with respect to any transaction that has been publicly announced by the Company involving (A) a recapitalization of the Company, (B) an acquisition, disposition or sale of assets or a business by the Company with respect to a

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transaction (or series of transactions) where the consideration to be received or paid is in excess of $250,000,000.00 in the aggregate, or (C) a change of control of the Company (each, a “Material Transaction”);
          (c) make any public announcement with respect to, or publicly offer to effect, seek or propose (with or without conditions) a merger, consolidation, business combination or other extraordinary transaction with or involving the Company or any of its subsidiaries or any of its or their securities or assets; provided, however, that nothing in this subsection (c) shall prevent the Sandell Group from taking Permitted Actions with respect to a Material Transaction;
          (d) (i) form, join or in any way participate in a “partnership, limited partnership, syndicate or other group” as defined in Section 13(d)(3) of the Exchange Act, and the rules and regulations promulgated thereunder, other than a “group” that includes only all or some lesser number of persons identified as members of the Sandell Group with respect to any of the Company’s securities (a “13D Group”), or (ii) deposit any of the Company’s securities in a voting trust or similar arrangement or subject any of the Company’s securities to any voting agreement or pooling arrangement; or (iii) enter into any negotiations, arrangements or understandings with any third parties, other than members of the Sandell Group solely with respect to the existing members of the Sandell Group, in connection with becoming a “group” as defined in Section 13(d)(3) of the Exchange Act with respect to any of the Company’s securities; or
          (e) publicly seek or request permission to do any of the foregoing, request to amend or waive any provision of this paragraph (including, without limitation, any of clauses (a)-(d) hereof), or make or seek permission to make any public announcement with respect to any of the foregoing.
5. The Sandell Group agrees that, during the Standstill Period, it shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend (other than in a customary commingled brokerage account in the ordinary course of business), or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable, directly or indirectly, for Common Stock (including without limitation the Company’s 1.75% Convertible Notes Due 2025), whether any such transaction described above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise (any such action a “Transfer”), in each case without the prior written consent of the Company; provided that the foregoing shall not restrict the Sandell Group from (i) a Transfer of any shares to a controlled affiliate which agrees to be bound by the terms of this Agreement and executes a joinder agreement to this Agreement in the form attached hereto as Exhibit B, (ii) subject to compliance with law, the Transfer of shares in either (1) brokers’ transactions (within the meaning of Rule 144(g) of the Securities Act of 1933 (the “Securities Act”)), but not in transactions directly with a market maker (as defined in Section 3(a)(38) of the Exchange Act), or (2) private Transfers other than transactions with a market maker that comply with the requirements of Rule 144(f) of the Securities Act, in a single Transfer or series of related Transfers, which would not result in the ultimate purchaser of such shares of Common Stock from the Sandell Group beneficially owning, together with its affiliates, following such Transfer or Transfers, in excess of 1% of the Common Stock in the aggregate, or (3) in a transaction with a market maker that complies with requirements of Rule 144(f) of the Securities Act other than a transaction in which the Sandell Group has actual knowledge that the ultimate purchaser of such shares of Common Stock from the Sandell Group will beneficially own, together with its affiliates, following such Transfer or Transfers, in excess of 5% of the Common Stock in the aggregate, or (iii) Transfers made pursuant to (x) tender offers in respect of the Common Stock made by the Company or any third party, or (y) repurchase offers in respect of the Common Stock made directly with the Company or a broker acting on behalf of the Company.

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6. It is understood that in consideration of the mutual promises and covenants contained herein, and after consultation with their respective counsel, the Company, on the one hand, and the Sandell Group, on the other hand, on behalf of themselves and for all of their past and present affiliated, associated, related, parent and subsidiary companies, joint venturers and partnerships, successors, assigns, and the respective owners, officers, directors, agents, employees, shareholders, consultants and attorneys of each of them (collectively “Affiliated Persons”), irrevocably and unconditionally release, acquit and forever discharge the other and all of their Affiliated Persons, from any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, losses, controversies, contentions, complaints, promises, accountings, bonds, bills, debts, dues, sums of money, expenses, specialties and fees and costs (whether direct, indirect or consequential, incidental or otherwise including, without limitation, attorney’s fees or court costs, of whatever nature) incurred in connection therewith of any kind whatsoever, whether known or unknown, suspected or unsuspected, in their own right and derivatively, in law or in equity or liabilities of whatever kind or character (the “Claims”), which the Parties have or may have against one another based upon events occurring prior to the date of the execution of this Agreement arising out of or related to the proxy solicitations being conducted by each of the Company and the Sandell Group in connection with the 2008 Annual Meeting (the “Released Matters”). The Parties acknowledge that this general release of claims includes, but is not limited to, any and all statutory and common law claims for, among other things, fraud and breach of fiduciary duty based upon events occurring prior to the date of the execution of this Agreement. The Parties intend that the foregoing release be broad with respect to the Released Matters, provided, however, this release and waiver of Claims shall not include claims to enforce the terms of this Agreement.
7. The Parties do hereby expressly waive and relinquish all rights and benefits afforded by California Civil Code Section 1542, and do so understanding and acknowledging the significance and consequences of such specific waiver of California Civil Code Section 1542.
The Parties acknowledge and understand that they are being represented in this matter by counsel of their own choice, and acknowledge that they are familiar with the provisions of California Civil Code Section 1542, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Thus, notwithstanding these provisions of law, the Parties expressly acknowledge and agree that this Section 7 is also intended to include in its effect, without limitation, all such claims which they do not know or suspect to exist at the time of the execution of this Agreement, and that this Agreement contemplates the extinguishment of those claims.
8. (a) Promptly following the execution of this Agreement, (i) the Company and the Sandell Group shall jointly issue a press release mutually acceptable to the Parties announcing the terms of this Agreement, in the form attached hereto as Exhibit A and (ii) the Sandell Group shall file with the SEC an amendment to the Schedule 13D originally filed on October 12, 2007 indicating that it has withdrawn its nomination of the Sandell Nominees and it will not solicit proxies for the 2008 Annual Meeting and 2009 Annual Meeting and including a copy of this Agreement as an exhibit thereto.
          (b) During the Standstill Period, neither the Company nor the Sandell Group, nor any of their respective affiliates will, directly or indirectly, make or issue or cause to be made or issued any disclosure, announcement or statement (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) concerning the other Party or any of its controlled affiliates, which disparages such Party or

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any of its controlled affiliates as individuals (provided that each Party, after consultation with counsel, may make any disclosure that it determines in good faith is required to be made under applicable law; and provided further, that the foregoing shall not prohibit the Sandell Group from taking a Permitted Action with respect to any Material Transaction).
          (c) The Sandell Group agrees during the Standstill Period to refrain from taking action which is intended to encourage any other stockholder of the Company to engage in any actions that if taken by the Sandell Group would violate Sections 4(a)(ii) or (iii) or Section 4(b) of this Agreement.
9. The Sandell Group agrees it will cause its controlled affiliates to comply with the terms of this Agreement.
10. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy, when such telecopy is transmitted to the telecopy number set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in Exhibit C or such other address as may be given pursuant to this notice provision.
11. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements or understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Nondisclosure and Non-Use Agreement, dated as of February 14, 2008, between the Company and the Sandell Group, as amended (the “Confidentiality Agreement”), as such agreement may be amended from time to time, which shall survive in accordance with its terms. No modifications of this Agreement can be made except in writing signed by an authorized representative of each of the Company and the Sandell Group. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, and nothing in this Agreement is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
12. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
13. Each Party agrees to take or cause to be taken such further actions, and to execute, deliver and file or cause to be executed, delivered and filed such further documents and instruments, and to obtain such consents, as may be reasonably required or requested by the other party in order to effectuate fully the purposes, terms and conditions of this Agreement.
14. Each of the Parties acknowledges and agrees that irreparable injury to the other Parties hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed by each of the Parties that a Party so moving (the “Moving Party”) shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other Parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.
15. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the Parties hereto

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irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts.
16. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

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PLEASE READ CAREFULLY THIS AGREEMENT THAT INCLUDES
A RELEASE OF KNOWN AND UNKNOWN CLAIMS
IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

SYBASE, INC.

By:	/s/ John Chen

Name: John Chen
Title: Chairman, CEO and President
[Signature Page to Settlement Agreement]

PLEASE READ CAREFULLY THIS AGREEMENT THAT INCLUDES
A RELEASE OF KNOWN AND UNKNOWN CLAIMS

SANDELL ASSET MANAGEMENT CORP.

By:	/s/ Thomas Sandell

Name: Thomas Sandell
Title: CEO

CASTLERIGG MASTER INVESTMENTS LTD.
By:	Sandell Asset Management Corp, as investment manager

By:	/s/ Thomas Sandell

Name: Thomas Sandell
Title: CEO

CASTLERIGG INTERNATIONAL LIMITED
By:	Sandell Asset Management Corp, as investment manager

By:	/s/ Thomas Sandell

Name: Thomas Sandell
Title: CEO

CASTLERIGG INTERNATIONAL HOLDINGS LIMITED
By:	Sandell Asset Management Corp, as investment manager

By:	/s/ Thomas Sandell

Name: Thomas Sandell
Title: CEO

CASTLERIGG GLOBAL SELECT FUND, LIMITED
By:	Sandell Asset Management Corp, as investment manager

By:	/s/ Thomas Sandell

Name: Thomas Sandell
Title: CEO

CGS, LTD.
By:	Sandell Asset Management Corp, as investment manager

By:	/s/ Thomas Sandell

Name: Thomas Sandell
Title: CEO

CASTLERIGG GS HOLDINGS, LTD.
By:	Sandell Asset Management Corp, as investment manager

By:	/s/ Thomas Sandell

Name: Thomas Sandell
Title: CEO

Schedule A
Sandell Group
Sandell Asset Management Corp.
Castlerigg Master Investments Ltd.
Castlerigg International Limited
Castlerigg International Holdings Limited
Castlerigg Global Select Fund, Limited
CGS, Ltd.
Castlerigg GS Holdings, Ltd.

EXHIBIT A
FORM OF PRESS RELEASE
For Sybase, Inc
Financial inquiries:
Charlie Chen
(925) 236-6015
charles.chen@sybase.com
Lynne Farris
(925) 236-8797
lynne.farris@sybase.com
Press inquiries:
Mark Wilson
(925) 236-4891
mark.wilson@sybase.com
For Sandell Asset Management
Thomas Sandell
(212) 603-5700
SYBASE AND SANDELL ASSET MANAGEMENT REACH AGREEMENT
Company to Commence $300 Million Modified “Dutch Auction” Self-Tender Offer
Sandell Agrees to Support Sybase Directors and Abide by Certain Standstill Provisions Through 2009
Annual Meeting
DUBLIN, Calif., February 26, 2008 — Sybase, Inc. (NYSE: SY) and Sandell Asset Management Corp. (“Sandell”), which, together with its affiliates, owns approximately 6.0% of the Company’s outstanding shares, today announced that they have reached an agreement which will avoid a proxy contest at Sybase’s 2008 Annual Meeting of Stockholders.
     Under the terms of the agreement, Sybase intends to commence a modified “Dutch auction” self-tender offer (the “Tender Offer”) to purchase $300 million worth of its common stock at a price per share not less than $28.00 and not greater than $30.00. The tender offer is expected to be completed prior to the Company’s Annual Meeting on April 15, 2008. Following the completion of the Tender Offer, Sybase will have a remaining share repurchase authorization of $82.9 million and the Company has agreed with Sandell to use reasonable best efforts to complete the repurchase of shares with this repurchase authorization prior to the Company’s 2009 Annual Meeting.
     Based on the mid-point of the Tender Offer price range, the $300 million Tender Offer represents approximately 11.6% of the Company’s total market capitalization. The Tender Offer is expected to result in accretion to the Company’s 2008 earnings per share. Including the Tender Offer, Sybase will have repurchased a total of $811 million of its common stock since 2004.
     As part of the agreement, Sandell has agreed not to solicit proxies in connection with Sybase’s 2008 Annual Meeting, to vote its shares in support of all of the Sybase Board’s director nominees at the 2008 Annual Meeting and the 2009 Annual Meeting and to abide by certain standstill provisions through the completion of the 2009 Annual Meeting.
     We are pleased that this matter has been resolved in a manner that serves the best interests of all Sybase stockholders,” said John Chen, chairman, CEO, and president of Sybase. “The tender offer is enabled by Sybase’s strong, consistent cash flow and demonstrates our ongoing commitment to enhancing value for our stockholders. Our Board of Directors and management are focused on continuing our proven record of execution and building upon Sybase’s leadership in the Unwired Enterprise market.”
     “We are pleased that we were able to work constructively with Sybase with the shared goal of enhancing shareholder value,” said Thomas Sandell, founder and CEO of Sandell Asset Management Corp. “We believe this settlement is in the best interest of all shareholders and demonstrates a confidence on the part of management and the Board in the value of Sybase. We fully support the implementation of the tender offer.”
     The $300 million Tender Offer, which has been authorized by Sybase’s Board of Directors, will be funded with available cash on hand.
     The Sybase 2008 Annual Meeting of Stockholders will be held on Tuesday, April 15, 2008, beginning at 9:00 a.m. Pacific Time, at the Company’s corporate headquarters located at One Sybase Drive, Dublin, California 94568. The record date for determining eligibility to vote at the 2008 Annual Meeting was February 15, 2008.

     The complete agreement will be included as an exhibit in the Company’s Form 8-K to be filed with the Securities and Exchange Commission.
About Sybase, Inc.
Sybase is the largest global enterprise software company exclusively focused on managing and mobilizing information from the data center to the point of action. Sybase provides open, cross-platform solutions that securely deliver information anytime, anywhere, enabling customers to create an information edge. The world’s most critical data in commerce, finance, government, healthcare, and defense runs on Sybase. For more information, visit the Sybase Website at http://www.sybase.com.
About Sandell Asset Management
Sandell Asset Management Corp. is a multi-billion dollar global investment management firm, founded by Thomas E. Sandell, which focuses on global corporate events and restructurings throughout North America, Continental Europe, the United Kingdom, Latin America and the Asia-Pacific theatres. Sandell frequently will take an “active involvement” in facilitating financial or organization improvements accruing to the benefit of investors.
Forward-Looking Statements
Certain statements in this release concerning Sybase, Inc. and its expectations, including statements regarding the modified Dutch auction tender offer and Sybase’s future financial performance, are forward-looking and involve a number of uncertainties and risks. Factors that could cause actual events or results to differ materially from those suggested by these forward-looking statements include, but are not limited to the acceptance of the tender offer by Sybase stockholders; the performance of the global economy and growth in software industry sales; market acceptance of the company’s products and services; customer and industry analyst perception of the company and its technology vision and future prospects; the success of certain business combinations engaged in by the company or by competitors; political unrest or acts of war; possible disruptive effects of organizational or personnel changes; and other factors described in Sybase, Inc.’s reports filed with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2006 and Form 10-Q for the quarters ended March 31, 2007, June 30, 2007, and September 30, 2007.
Additional Information and Where to Find it
Sybase and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Sybase in connection with the election of directors and other matters proposed at Sybase’s 2008 Annual Meeting of Stockholders. Information regarding the interests, if any, of these directors and executive officers in these matters is set forth in the filing made by Sybase pursuant to Rule 14a-12 of the Securities Exchange Act on January 24, 2008.

In connection with its 2008 Annual Meeting of Stockholders, Sybase will distribute a definitive proxy statement to stockholders. In addition, Sybase files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”). You are urged to read the proxy statement and other information when they become available because they contain important information about Sybase and the proposals presented at the 2008 Annual Meeting of Stockholders. These documents are available free of charge at the SEC’s web site at www.sec.gov or from Sybase at www.sybase.com.
This communication is for information purposes only and is not an offer to purchase or the solicitation of an offer to sell any common stock. The full details of the tender offer, including complete instructions on how to tender shares, along with the letter of transmittal and related materials, are expected to be mailed to stockholders promptly following commencement of the offer. Stockholders should carefully read the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Stockholders may obtain free copies, when available, of the tender offer statement and other filed documents relating thereto that will be filed by the Company with the U.S. Securities and Exchange Commission at the Commission’s website at www.sec.gov. When available, stockholders also may obtain a copy of these documents, free of charge, from the Company’s information agent to be appointed in connection with the offer. Stockholders are urged to read these materials carefully prior to making any decision with respect to the tender offer.
Sybase is a trademark of Sybase, Inc., or its subsidiaries. All other names may be trademarks of the companies with which they are associated.
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EXHIBIT B
FORM OF JOINDER AGREEMENT
          The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Agreement, dated as of February 25, 2008, by and among Sybase, Inc., a Delaware corporation (the “Company”), and the entities listed on Schedule A thereto (collectively, the “Sandell Group”) (the “Settlement Agreement”). By executing this joinder agreement, the undersigned hereby agrees to be, and shall be, deemed a “Party” and a member of the “Sandell Group” for all purposes of the Settlement Agreement, entitled to the rights and subject to the obligations thereunder with respect to the securities of the Company acquired from the Sandell Group.
          The address and facsimile number to which notices may be sent to the undersigned is as follows:

Facsimile No.:

Name:

Date:

EXHIBIT C
ADDRESSES FOR NOTICE
if to the Company:
Sybase, Inc.
One Sybase Drive
Dublin, CA 94568
Facsimile: (925) 236-6825
Attention: General Counsel
with a copy to:
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Facsimile: (650) 493-6811
Attention: Larry W. Sonsini
if to the Sandell Group:
Sandell Asset Management Corp.
40 West 57th Street
New York, New York 10019
Facsimile: (212) 603-5710
Attention: Thomas E. Sandell
with a copy to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Facsimile: (212) 593-5955
Attention: Marc Weingarten